UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2026

HG Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34964	54-1272589
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6265 Old Water Oak Road, Suite 204
Tallahassee, Florida 32312
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (850) 201-9204

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 15, 2026, holders representing a majority (the “Majority Consenting Stockholders”) of the issued and outstanding shares of common stock, $0.02 par value per share (“Common Stock”), of HG Holdings, Inc. (the “Company”) as of June 5, 2026 (the “Record Date”) approved certain actions by written consent (the “Written Consent”). As of the Record Date, there were 5,046,795 shares of Common Stock issued and outstanding and the Majority Consenting Stockholders held 3,804,935 shares of Common Stock, or 75.39% of the issued and outstanding shares of Common Stock. Pursuant to the Written Consent, the Majority Consenting Stockholders:

1.
Elected one director, Jeffrey S. Gilliam, to serve until the Company’s 2029 annual meeting of stockholders (or such other time that the Company’s stockholders act by written consent to elect directors in lieu of a 2029 annual meeting); and

2.	Approved, on an advisory, non-binding basis, the compensation paid to the Company’s named executive officers for the year ended December 31, 2025.

The Company filed a definitive Information Statement on Schedule 14C on June 17, 2026 (the “Information Statement”) with the U.S. Securities and Exchange Commission with respect to the matters described above and approved by the Majority Consenting Stockholders. Under Rule 14c-2 promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the matters set forth above may not take effect until the 20th calendar day after the Information Statement is mailed to stockholders of the Company. The Company completed such mailing of the Information Statement on June 17, 2026; therefore, in accordance with Rule 14c-2 under the Exchange Act, the matters set forth above shall become effective on July 7, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HG HOLDINGS, INC.

Date: June 18, 2026	By:	/s/ Anna Lieb
Name: Anna Lieb
Title: Principal Financial and Accounting Officer